Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002, of the Chief Financial Officer

I, Steve Valenzuela, Chief Financial Officer of Rainmaker Systems, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report of the Company on Form 10-Q for the quarterly period ending June 30, 2009, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steve Valenzuela
Steve Valenzuela
Senior Vice President, Finance, Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)
August 12, 2009